Exhibit 4.1

NUMBER U-	UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP

STONEBRIDGE ACQUISITION II CORPORATION

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE AND ONE RIGHT TO RECEIVE

ONE-TENTH OF ONE CLASS A ORDINARY SHARE

THIS CERTIFIES THAT ________ is the owner of ___________ Units of StoneBridge Acquisition II Corporation, a Cayman Islands exempted company (the “Company”), transferrable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

Each Unit (“Unit”) consists of one (1) Class A ordinary share, par value $0.0001 per share (“Ordinary Share”), of the Company, and one (1) right (“Right”) to receive one-tenth (1/10) of one (1) Ordinary Share. Every ten (10) Rights entitles the holder thereof to receive one (1) Ordinary Share upon the consummation of the Company’s initial business combination.

The Ordinary Shares and Rights comprising the Units represented by this certificate are not transferable separately prior to the fifty-second (52nd) business day after the date of the prospectus relating to the Company’s initial public offering, unless Maxim Group LLC (“Maxim”) determines that an earlier date is acceptable, but in no event will the Ordinary Shares and Rights be traded separately until the Company files with the Securities and Exchange Commission (the “SEC”) a current report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds from its initial public offering including the proceeds received by the Company from the exercise of the over-allotment option thereto, if the over-allotment option is exercised. If Maxim allows separate trading of the Ordinary Shares and Rights prior to the 52nd business day after the date of the prospectus relating to the Company’s initial public offering, the Company will file a Current Report on Form 8-K with the SEC announcing when such separate trading shall begin.

The terms of the Rights are governed by a rights agreement (the “Rights Agreement”), dated as of [      ], 2025, between the Company and Lucky Lucko, Inc. (d/b/a Efficiency), as the rights agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement are on file at the office of Lucky Lucko, Inc. (d/b/a Efficiency) at 415 Mission St, San Francisco, California 94105, and are available to any Rights holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

Each Unit may be mandatorily split by the Company in connection with the closing of a Business Combination.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory

Transfer Agent

StoneBridge Acquisition II Corporation

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT	–		Custodian
					(Cust)		(Minor)
TEN ENT	–	as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________ Units represented by the within certificate, and do hereby irrevocably constitute and appoint _________ Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).

As more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated [     ], 2025, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering in the event that (i) the Company redeems the Ordinary Shares included in the Units sold in its initial public offering and liquidates because it does not consummate an initial Business Combination within the time period set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time, or (ii) if the holder(s) properly redeem for cash his, her or its respective Ordinary Shares included in the Units represented by this certificate in connection (x) with a general meeting called to approve the initial Business Combination, or (y) without a shareholder vote by means of a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial Business Combination) setting forth the details of a proposed initial Business Combination, or (z) with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Ordinary Shares included in the units sold in the Company’s initial public offering if it does not consummate an initial Business Combination within the time set forth in the Company’s Amended and Restated Memorandum and Articles of Association or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, as the same may be amended from time to time. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.